Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of September 30, 2009 (this “Agreement”), by and between PARAGON CAPITAL LP, a Delaware limited partnership (the “Purchaser”) and CHARLESTON BASICS, INC., a Delaware corporation (the “Company” and together with the Purchaser, the “Parties”).

W I T N E S S E T H

WHEREAS, the Company wishes to sell an aggregate of 500,000 of shares (the “Shares”) of common stock of the Company to the Purchaser for a purchase price of $0.50 per share for an aggregate purchase price of $250,000 (the “Purchase Price”);

WHEREAS, the Purchaser desires to buy the Shares pursuant to the terms and conditions set forth herein, and

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as to the following:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1 Sale of the Shares.  Subject to the terms and conditions set forth herein, on the basis of the representations, warranties and covenants herein contained, at the Closing as described in paragraph 1.2 below, the Company agrees to sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Company.

1.2 The Closing.  The purchase of the Shares shall take place at the law office of The Sourlis Law Firm located at The Galleria, 2 Bridge Avenue, Red Bank, New Jersey 07701 or such other place as the Parties may agree to within two business days after the satisfaction of all conditions set forth herein (the “Closing”) on or about September 30, 2009 (the “Closing Date”).

1.3 Instruments of Conveyance and Transfer.  At the Closing, the Company shall deliver a certificate(s) representing the Shares to the Purchaser in the name of the Purchaser (“Certificate(s)”), as shall be effective to vest in the Purchaser all right, title and interest in and to all of the Shares.

1.4 Consideration and Payment for the Shares.  In consideration for the Shares, the Purchaser shall pay to the Company the Purchase Price. The Purchase Price shall be placed into an escrow account and disbursed pursuant to an escrow agreement attached hereto as Exhibit A (the “Escrow Agreement”).

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Unless specifically stated otherwise, the Company represents, warrants and covenants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date, to the best of his  knowledge:

2.1 Due Organization.  The Company is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to conduct its business in all states and jurisdictions which require the Company to be so qualified.

2.2 Due Authorization.  The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

2.3 Binding Agreement.  This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable by and against the Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

2.4 Not Underwriters/Broker-Dealers. There are no “underwriters” or registered “broker-dealers” as those terms are defined under the rules and regulations promulgated by the SEC involved with the consummation of the transactions contemplated by this Agreement.

2.5 No Violation of Corporate Documents or Agreements.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company or stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the Shares to be acquired by the Purchaser.

2.6 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution.  As of the date hereof, the authorized capital of the Company is 700,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, par value $0.0001 per share.  The issued and outstanding capital stock of the Company as of the date of this Agreement is 6,043,720 shares of Common Stock and no issued or outstanding shares of Preferred Stock.  All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable.  No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise.  As of the date hereof, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s certificate of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company’s certificate of incorporation and bylaws in full force and effect and certified by the Secretary of the Company to such effect as of the Closing Date.

2.7 Private Placement.  The Company is selling the Shares to the Purchaser without registration pursuant to the exemptions afforded the Company under Section 4(2) of the Securities Act of 1933, as amended, and will take any and all actions to make such exemption available.   Upon the requisite time under Rule 144 of Regulation D of the Securities Act, and at such, that the Purchaser shall request any and all restrictive legends to be removed from the Certificate(s) evidencing the Shares which would prevent the sale thereof, and upon the delivery of an opinion of counsel acceptable to the Company and such other customary forms, the Company shall take any and all actions available to it to have such restrictive legends removed from such Certificate(s) in order that they may be traded by the Purchaser or sold in a privately negotiated sale.  The Company shall place appropriate  restrictive legends  Shares.

2.8 No Governmental Action Required.  The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

2.9 Compliance with Applicable Law and Corporate Documents. To the best of the Company’s Knowledge (which shall mean the actual and constructive knowledge of the officer, directors, agents and representatives of the Company), the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

2.10 SEC Status. The Company is not  a “filer” under Section 12(g) of the Securities Exchange Act of 1934, as amended.

2.11 SEC Reports. The Company’s SEC Reports are (i) accurate and complete, (ii) contain all information required to be filed under the rules and regulations of the SEC, (iii) are not subject to any outstanding SEC comment letters or inquiries, and (iv) do not contain any false statement of fact or fail to state any fact necessary to make the facts stated therein not misleading.  The Company has never been subject to any investigation, injunction or cease and desist action by the SEC or other federal or state regulatory agency and to its Knowledge is not currently subject to such pending or threatened actions.

2.12 Financial Statements.

(a) The financial statements contained in the Company’s filings and report made with the Securities and Exchange Commission (“SEC”) since the date of its first filing (the “Financial Statements”) accurately present the financial condition of the Company at the dates indicated and its results of its operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

(b) Since June 30, 2009 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

(c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and have not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

2.13 No Litigation.  The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or to their Knowledge, pending or threatened governmental investigation.  The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.14 No Taxes. The Company is not, and will not, to the best of its knowledge, become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company has been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date.  The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns of the Company that have been filed relating to Tax are true and accurate in all material respects.  No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and the Company has not received any notice (formally or informally) of any audit, suit, proceeding or other examination.  No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions.  The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.  The Company has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

2.15 Conduct of the Business.  The Company is not a shell company as defined in Rule 12b-2 of the Exchange Act.  From and after June 30, 2009 until the Closing Date:

(a) The Company has not made any expenditures or entered into any commitments which, when compared to past operations of their businesses, are unusual or extraordinary or outside the scope of the normal course of routine operations;

(b) The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of their businesses;

(c) The Company has used their best efforts to maintain the good will associated with their businesses, and the existing business relationships with their agents, customers, lessors, key employees, suppliers and other persons having relations with them;

(d) The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

(e) The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

(f) The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on their assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

(g) The Company has kept true, complete and correct books of records and accounts with respect to their businesses, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

(h) The Company has paid current liabilities as and when they became due and have paid or incurred no fees and expenses not in the ordinary course of their businesses;

(i) There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

(j) The Company has not redeemed, repurchased, or otherwise acquired any of their securities or entered into any agreement to do so;

(k) The Company has not made any loan to, or entered into any other transaction with, any of their directors, officers, and employees;

(l) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

(m) There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

2.16 Liabilities.

(a) Except as set forth in the Financial Statements and Schedule 2.17 , the Company has no liabilities or obligations. It is a condition to Closing that the Company will have no liabilities except as set forth above upon transfer of the Shares to the Purchaser.

(b) Since the Balance Sheet Date, the Company has not:

(i) subjected to encumbrance, or agreed to do so to any of its assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company;

(ii) except as otherwise contemplated hereby, engaged in any transactions affecting its businesses or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

(iii) other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or consultant of the Company or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits, other than as set forth in any Exhibit or Schedule hereto.

2.17 Repayment of Debt. The Company will use up to $225,000 of the Purchase Price to satisfy all debts and liabilities disclosed on Schedule 2.17 attached hereto.  Any remaining amount shall be paid directly to Michael Lieber to offset any outstanding liability of the Company to Michael Lieber.  The remaining $25,000 of the Purchase Price (the “Reserve Funds”) shall be held by the Escrow Agent to offset any future liabilities up until January 15, 2010 and as set forth in that certain Escrow Agreement between the Company and Purchaser.

2.18 Assets.  The assets disclosed on Schedule 2.18 list all of the assets of the Company as of the date hereof.  Upon the consummation of the transaction contemplated by this Agreement, all of the assets of the Company, disclosed and not disclosed, shall become the property of the Purchaser.

2.19 ERISA Compliance.  The Company maintains no “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits.

2.20 Insurance.  The Company does not maintain any insurance.

2.21 Compliance with Law.  To the best of its Knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

2.22 Consents.  No third parties consents are required to be obtained as a result of the change of control of the Company hereby.

2.23 Agreements.  Other than what is disclosed in the Company’s SEC Reports, the Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction.  Neither the Company nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction.  No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

2.24 No Finders. There are no finders in connection with the Company’s sale of the Shares.

2.25 Agreements.  The Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction.  .

2.26 Survival of Representations.  The representations and warranties herein by the Company are true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive any termination of this Agreement.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

Unless specifically stated otherwise, the Purchaser represents, warrants and covenants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

3.1 Agreement’s Validity. This Agreement has been duly executed and delivered by the Purchaser, has been duly authorized by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

3.2 Investment Intent. The Purchaser is acquiring the Sharesthe Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

3.3 Restricted Securities.  The Purchaser understands that the Sharesthe Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Sharesthe Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Sharesthe Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

3.4 Legend. It is agreed and understood by the Purchaser that the Certificate(s) evidencing the Sharesthe Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.5 Disclosure of Information. The Purchaser acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow the Purchaser to make an informed decision regarding an investment in the Sharesthe Shares.  The Purchaser represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

3.6 Accredited Investor.  The Purchaser represents and warrants that it is an “accredited investor” as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended, and applicable state law.

ARTICLE 4
COVENANTS OF THE PARTIES

4.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below).

4.2 Notices and Consents.  The Company will give any notices to third parties, and the Company will use its best efforts to obtain any third-party consents that may be required.  Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, consents, and approvals of governmental bodies.

4.3 Transition.  The Company will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.  The Company will refer all customer inquiries relating to their business to the Purchaser from and after the Closing.

4.4 Consulting Agreement.  The Parties will engage Michael Lieber as a consultant to the Company pursuant to the terms and conditions of that certain consulting agreement dated as of the date hereof.

ARTICLE 5
THE CLOSING

5.1 Time of Closing.  The Closing of the transactions hereby shall occur upon the satisfaction of all conditions to Closing, on or about the Closing Date.

5.2 Deliveries.  The Closing shall occur as a single integrated transaction, as follows, and the delivery or satisfaction of the following items shall be conditions precedent to the parties’ obligations to close:

(a) Delivery by the Company.  At the Closing, the Company shall deliver to the Purchaser:

(i)	The SharesThe Shares;

(ii)	A fully executed copy of this Agreement;

(iii)	The resignation of Michael Lieber as the Company’s Chief Executive Officer, Chief Financial Officer and Director.

(iv)	Board Resolutions authorizing the transactions contemplated by this Agreement appointing Alan P. Donenfeld as the Company’s Chief Executive Officer, Chief Financial Officer and Director; and

(v)	A fully executed Escrow Agreement.

(b) Delivery by the Purchaser.  The Purchaser shall deliver the Purchase Price in U.S. currency by wire transfer to the Escrow Agent for disbursement in accordance with the escrow agreement attached hereto as Exhibit A.

ARTICLE 6
INDEMNIFICATION

6.1 Purchaser Claims.  (a) The Company agrees to indemnify and hold harmless the Purchaser, his successors and assigns, against, and in respect of:

(i) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by the Purchaser that result from, relate to, or arise out of:

(a) Any failure by the Company to carry out any material covenant or agreement contained in this Agreement;

(b) Any material misrepresentation or breach of warranty by the Company contained in this Agreement, or any certificate, furnished to the Purchaser by the Company pursuant hereto; or

(c) Any claim by any person for any brokerage or finder’s fee or commission in respect of the transactions contemplated hereby as a result of the Company’s dealings, agreement, or arrangement with such Person.

(ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to the Purchaser from any matter set forth in subsection (i) above.

(b) The amount of any liability of the Company under this Section 6.1 shall not exceed the Purchase Price and shall be computed net of any tax benefit to the Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by the Purchaser with respect to the matter out of which such liability arose.

(c) The representations and warranties of the Company contained in this Agreement, or any certificate delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period until the expiration of any applicable statutes of limitation provided by law (“Survival Period”). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(d) The Purchaser shall provide written notice to Company of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar the Purchaser’s ability to assert any such claim except to the extent that the Company is actually prejudiced thereby, provided that such notice is received by the Company during the applicable Survival Period.  The Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of the Company under this Article.

6.2 Defense of Third-Party Claims.  With respect to any claim by the Purchaser under Section 6.1, relating to a third party claim or demand, the Purchaser shall provide Company with prompt written notice thereof and the Company may defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to the Purchaser any such claim or demand, and the Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim.  So long as the Company is defending in good faith any such third party claim, the Purchaser shall not settle or compromise such third party claim.  In any event the Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

6.3 Company’s Claims.  The Purchaser shall indemnify and hold harmless the Company against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of:  (a) any material breach or violation by the Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; or (b) any material breach of any of the representations or warranties made in this Agreement by the Purchaser.

ARTICLE 7
MISCELLANEOUS

7.1 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

7.2 Notices.  Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Company:

Michael Lieber
Charleston Basics, Inc.
1701 Avenue I
Brooklyn, NY 11230

With a copy to:

Samuel M. Krieger, Esq.
Krieger & Prager LLP
39 Broadway, Suite 920
New York, NY 10006
Tel: (212) 363-2900
Fax: (212) 363-2999

If to the Purchaser to:

PARAGON CAPITAL LP
110 East 59th Street, 29th Floor
New York, NY 10022
Fax:  (212) 202-5022

With a copy to:

Virginia K. Sourlis, Esq.
The Sourlis Law Firm
The Galleria
2 Bridge Avenue
Red Bank, NJ 07701
Tel: (732) 530-9007
Fax: (732) 530-9008
Email: Virginia@SourlisLaw.com

  7.3 Governing Law.  This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Delaware (without regard to principles of conflicts of law).   Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

7.3 Counterparts.  This Agreement may be executed in separate counterparts and with facsimile signatures each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

7.4 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

7.5 Binding Effect; No Assignment, No Third-Party Rights.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement is not assignable without the prior written consent of each of the Parties or by operation of law.  This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

7.6 Further Assurances.  Each Party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting Party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

7.7 Severability of Provisions.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

7.8 Captions.  All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

7.9 Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

7.10 Public Announcements.  The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

7.11 Non-confidentiality.  Notwithstanding an other provision in this Agreement, Company and the Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

PARAGON CAPITAL LP

By:  /s/ Alan P. Donenfeld
             Alan P. Donenfeld, authorized signatory

CHARLESTON BASICS, INC.

By:  /s/ Michael Lieber
              Michael Lieber
              Chief Executive Officer